Exhibit 3.2

                                     BYLAWS
                                       OF
                               OREGON STEEL MILLS
                   (As amended and restated April 29, 1993 and
                    amended July 30, 1998 and July 29, 1999)

                                  STOCKHOLDERS

1. Annual Meeting. Unless the Board of Directors or the President of the
   --------------
corporation selects a different time and date which shall be no later than the end of the fifth month following the close of the corporation's fiscal year, the annual meeting shall be held at 11:00 a.m. on the first Tuesday of the fifth month following the end of the corporation's fiscal year. The annual meeting shall be for the purpose of electing that class of the Board of Directors whose term has expired to serve until the third annual meeting following their election in accordance with the Restated Certificate of Incorporation and until their successors are elected and of transacting such other business as may properly be brought before the meeting.

   1.1  Business To Be Conducted At Annual Meeting. At an annual meeting of
        ------------------------------------------
stockholders, only such business shall be conducted as shall have been brought before the meeting (i) pursuant to the corporation's notice of the meeting,
(ii) by or at the direction of the Board (or any duly organized committee thereof), or (iii) by any stockholder of the corporation who is a stockholder of record on the date of giving of the notice provided for in this Section 1.1 and on the record date for the determination of stockholders entitled to vote at such meeting and who has complied with the notice procedures set forth in this
Section 1.1.

        1.1.1 In addition to any other applicable requirements, including but not limited to rules promulgated by the Securities and Exchange Commission, for business to be properly brought before an annual meeting by a stockholder, such business must be a proper matter for stockholder action under the general corporation law of the state of Delaware and the proposing stockholder must have given timely notice in proper written form to the Secretary, which notice is not withdrawn by such stockholder at or prior to such annual meeting.

        1.1.2 To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

        1.1.3 To be in proper written form, such stockholder's notice must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at such meeting;
(ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made; (iii) the class, series and the number of shares of the corporation's stock which are beneficially owned by such stockholder, and the beneficial owner, if any, on whose behalf the proposal is made; (iv) a description of all arrangements or understandings between such stockholder or beneficial owner and any other person or persons (including their names) in connection with the proposal of such business by such stockholder or beneficial owner and any material interest of the stockholder, and of the beneficial owner, if any, on whose behalf the proposal is made, in such business; and (v) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

        1.1.4 Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 1.1. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this Section 1.1.

   1.2  Nomination of Directors.  Only persons who are nominated in accordance
        -----------------------
with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise expressly provided in the Certificate of Incorporation of the corporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board may be made at any annual meeting of stockholder: (i) by or at the direction of the Board (or any duly authorized committee thereof) or
(ii) by any stockholder of the corporation who is a stockholder of record on the date of the giving of the notice provided for in this Section 1.2 and on the record date for the determination of stockholders entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.2.

        1.2.1 In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

        1.2.2 To be timely, a stockholder's notice must be received by the Secretary at the principal executive offices of the corporation, not less than 120 days nor more than 150 days prior to the first anniversary date of the proxy statement for the preceding year's annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or after the anniversary date of the previous year's annual meeting, notice by the stockholder in order to be timely must be received not less than a reasonable time, as determined by the Board of Directors, prior to the date of the annual meeting.

        1.2.3 To be in proper written form, a stockholder's notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class, series and the number of shares of capital stock of the corporation which are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice or the beneficial owner on whose behalf the nomination is made, (A) the name and address of such stockholder as they appear on the corporation's books, (B) the class or series and the number of shares of the corporation's stock which are beneficially owned by such stockholder or beneficial owner, (C) a description of all arrangements or understandings between such stockholder or beneficial owner and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such stockholder or beneficial owner, (D) a representation that such stockholder or beneficial owner intends to appear in person or by proxy at the meeting to nominate the persons named in its notice, and (E) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

        1.2.4 No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this
Section 1.2. The Board of Directors will determine, in its sole discretion, whether a stockholder has complied with the provisions of this Section 1.2.

   1.3 Rules of Conduct.  The Board of Directors of the corporation shall be
       ----------------
entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. Unless, and to the extent, determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

   2.  Special Meeting. Special meetings of the stockholders, for any purpose
       ---------------
whatsoever, may be called at any time by the President or by the Board of Directors, or by one or more stockholders holdings not less than one-fifth of the voting power of the corporation.

   3. Place. All meetings of stockholders shall be held at the principal office
      -----
of the corporation or at any place, within or without the State of Delaware, which may be designated by the Board of Directors. Any meeting of stockholders may be held at such place as shall be stated in a written consent thereto of all the persons entitled to vote thereat, given either before or after the meeting and filed with the Secretary of the corporation.

   4. Notice.  A notice of each annual or special meeting of the stockholders
      ------
shall be given in writing by the Secretary or an Assistant Secretary, or, in the case of such person's neglect or refusal, by any director or stockholder, and shall specify the place, the day and the hour of the meeting, and, in the case of special meetings, the purpose or purposes for which the meeting is called. Notice that action to be taken on any of the following matters must also be given for any meeting, whether regular or special upon at least 20 days' notice: sell, lease or exchange all or substantially all of the corporation's assets or merge or consolidate with another corporation. Notice shall be given to each person entitled to vote not less than 10 nor more than 60 days before such meeting, either by personal delivery or by sending a copy thereof by mail or other means of written communication, charges prepaid, to the person's address appearing on the books of the corporation or supplied by the person to the corporation for the purpose of notice. If any stockholder has failed to supply an address, notice is duly given to the stockholder if sent by mail or other means of written communication addressed to the place where the principal office of the corporation is situated or if published at least once in a newspaper having general circulation in the county in which the principal office is located. Business transacted at all special meetings shall be confined to the objects stated in the notice. When a meeting is adjourned for less than 30 days, it is not necessary to give notice of the time, place or business to be transacted except by announcement at the time adjournment is taken. When a meeting is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.

    5. Meeting Without Regular Call and Notice. The transactions at any meeting
       ---------------------------------------
of stockholders, however called and noticed, are as valid as though had at a meeting duly held after regular call and notice if a quorum be present in person or by proxy and if, either before or after the meeting, each of the persons entitled to vote, not so present at the meeting in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.

    6. Quorum.  The presence in person or by proxy of the persons entitled to
       ------
vote a majority of the voting shares at any meeting constitutes a quorum for the transaction of business. No business may be transacted at a meeting in the absence of a quorum, except that if a quorum is present at the commencement of a meeting, business may be transacted until it is adjourned even though the withdrawal of stockholders leaves less than a quorum present. If a quorum is present at the commencement of a meeting, the affirmative vote of a majority of the shares of stock that continue to be represented at the meeting prior to adjournment shall be the act of the stockholders unless the vote of a larger number is required by law, the Restated Certificate of Incorporation or the Bylaws.

    7. Adjourned Meetings.  Any meeting of stockholders, whether or not a quorum
       ------------------
is present, may be adjourned from time to time by the vote of a majority of the shares represented thereat.

    8. Proxies.  A proxy, in order to be valid at any meeting, shall have been
       -------
executed within
three years prior to the meeting, unless the person executing it specifies therein the length of time for which it is to continue in force, in which case the proxy shall be valid until the expiration of such time. A proxy is revoked when an instrument revoking it, or a later dated proxy, is filed with the Secretary of the corporation. All proxies shall be in writing, executed by the person entitled to vote or by the person's duly authorized attorney and delivered to the Secretary of the corporation.

    9.  Voting. At every meeting of the stockholders, every person in whose name
        ------
shares entitled to vote stand on the stock records of the corporation on the date fixed for closing the books against transfers, or the record date fixed for the determination of the stockholders entitled to vote at such meeting or, if there be no such date so fixed, then on the day three days prior to the meeting, shall be entitled to one vote for each of said shares. Upon the demand of any stockholder made before the voting begins, the election of directors shall be by ballot.

    10. Voting Procedures and Inspectors of Elections.
        ---------------------------------------------
        (a) The corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.

        (b) The inspectors shall (i) ascertain the number of shares outstanding and the voting power of each, (ii) determine the shares represented at a meeting and the validity of proxies and ballots, (iii) count all votes and ballots, (iv) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (v) certify their determination of the number of shares represented at the meeting, and their count of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors.

        (c) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery upon application by a stockholder shall determine otherwise.

        (d) In determining the validity and counting of proxies and ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with
Section 212(c)(2) of the Delaware General Corporation Law, ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to subsection (b)(v) of this section shall specify the precise information considered by them including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

        (e) Confidential Voting.

            (1) All proxies, ballots, consents, and voting tabulations that identify the vote of a particular stockholder or benefit plan participant will be held in confidence by the independent tabulators and by the inspectors of election and will not be disclosed to any other person, including the corporation and its directors, officers, and employees, except as follows:

                 (i) as necessary to meet legal requirements or to pursue or defend legal or regulatory actions; or

                 (ii) to allow the inspectors of election to certify the results of the vote; or

                 (iii) when expressly authorized by a stockholder or benefit plan participant; or

                 (iv) in the event of a contested election for the Board of Directors or contested proxy/consent solicitation; or

                 (v) if a bona fide dispute exists regarding the authenticity of any proxy card or ballot or the accuracy of any tabulation of votes.

        However, the disclosure of any comments or other information written on any proxy card, consent or ballot without reference to the vote of the stockholder is permitted, except where such vote is included in, and necessary to an understanding of, such written material.

            (2) This paragraph 10(e) may only be amended or repealed by the approval of the holders of a majority of votes cast at any duly called meeting where the matter is considered.

    11. List of Stockholders.  The officer who has charge of the stock ledger
        --------------------
of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held and which place shall be specified in the notice of the meeting, or, if not specified, at the place where said meeting is to be held, and the list shall be produced and kept at the time and place of meeting during the whole time thereof, and may be inspected by any stockholder who is present.

    12. Action Without Meeting.  The solicitation of written consents from
        ----------------------
stockholders in lieu of a stockholder meeting is appropriate authorization of corporate action whenever it appears that a convened meeting of the stockholders is not required by the Restated Certificate of Incorporation of the corporation, the Bylaws of the corporation or the Rules or Guidelines of any Stock Exchange on which the corporation has listed its stock or securities. In addition, prior to such solicitation of written consents in lieu of a stockholder meeting, the Board of Directors must obtain the review and approval of any Stock Exchange on which its stock or securities are listed. If permission to solicit written consents of the stockholders is granted by such Stock Exchange, then such action may be taken if authorized by a writing signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and filed with the Secretary of the corporation.

    13. Record Date. The Board of Directors may fix a time in the future as a
        -----------
record date for the determination of the stockholders entitled to notice of and to vote at any meeting of stockholders or entitled to receive any dividend or distribution, or any allotment of rights, or to exercise rights in respect to any change, conversion, or exchange of shares. Unless the Board of Directors determines otherwise, the record date shall be the close of business four weeks prior to the date of the meeting or event for the purpose for which it is fixed. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to (a) notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (b) consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded; (c) consent to corporate action in writing without a meeting, when prior action by the Board of Directors is required, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (d) receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. In no event shall a record date be fixed which is more than 60 days nor less than 10 days prior to the date of the meeting or event for the purpose for which it is fixed. When a record date is so fixed, only stockholders of record on that date are entitled to notice of and to vote at the meeting or to receive the dividend, distribution, or allotment of rights, or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date.

    14. Stockholders of Record. The corporation shall be entitled to treat the
        ----------------------
holder of record of any share or shares as the holder in fact thereof, and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

    15. Lost Certificates.  The Board of Directors may direct a new certificate
        -----------------
or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate for shares to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or the owner's legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

                               BOARD OF DIRECTORS

    16. Number.  The number of directors constituting the entire Board of
        ------
Directors shall be not less than three (3) nor more than twelve (12) as fixed from time to time by vote of a majority of the entire Board, provided however, that the number of directors shall not be reduced so as to shorten the term of any director.

    17. Powers.  Subject to the limitations contained in the Restated
        ------
Certificate of Incorporation and in the statutes as to action to be authorized or approved by the stockholders, all corporate powers shall be exercised by or under authority of, and the business and affairs of the corporation shall be controlled by, its Board of Directors.

    18. Election -- Term of Office -- Vacancies -- Newly Created Directorships.
        ----------------------------------------------------------------------
The directors shall be elected by the stockholders at the annual meeting of the stockholders. Each director shall be elected to serve until the third annual meeting following his or her election in accordance with the Restated Certificate of Incorporation and until his or her successor shall be elected and qualified. Vacancies and newly created directorships in the Board of Directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and each director so elected shall hold office until the director's successor is elected and qualified. The stockholders may elect a director or directors to fill any vacancy or vacancies not filled by the directors.

    19. Removal.  A director may only be removed from office for cause by a vote
        -------
of stockholders holding a majority of the outstanding shares entitled to vote at an election of directors. In case any one or more directors be so removed, new directors may be elected by the stockholders at the same meeting. The Board of Directors may declare vacant the office of a director in either of the following cases: (a) if the director is declared of unsound mind by an order of court or finally convicted of a felony; or (b) if within 60 days after written notice of the director's election, the director does not accept the office either in writing or by attending a meeting of the Board of Directors and fulfill such other requirements of qualification, if any, as the Bylaws may from time to time specify.

    20. Resignation.  Any director may resign at any time, such resignation to
        -----------
be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

    21. Compensation.  Directors, as such, shall not receive any stated salaries
        ------------
for their services, but, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, may be allowed for attendance at each regular or special meeting of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of the executive committee and other committees may be allowed like compensation and expenses for attending meetings of the committees.

    22. Committees.  The Board of Directors may, by resolution or resolutions
        ----------
passed by a majority of the whole Board of Directors, appoint an executive committee and other committees, composed of one or more directors, and may delegate to the executive committee any of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation except the power to amend the certificate of incorporation, adopt an agreement of merger or consolidation, recommend to stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommend to the stockholders a dissolution of the corporation or a revocation of a dissolution, amend the Bylaws of the corporation, declare dividends, authorize the issuance of stock or adopt a certificate of ownership and merger. The executive committee and other committees so appointed shall keep regular minutes of their proceedings and shall report the same to the Board of Directors when required.

    23. Inspection of Records and Properties.  Each director of the corporation
        ------------------------------------
may inspect all books, records, documents and physical properties of the corporation and its subsidiaries at any reasonable time. Inspections may be made either by the director or the director's agent and the right to inspect includes the right to make extracts of the books, records or documents inspected.

    24. Declaration of Dividends.  Subject to any applicable provisions of law
        ------------------------
or of the Restated Certificate of Incorporation, dividends may be declared by the Board of Directors in its sole and absolute discretion at any regular or special meeting. Dividends may be paid in cash or property or in shares of the capital stock of the corporation.

    25. Establishment of Reserves.  Before the payment of any dividend, the
        -------------------------
Board of Directors, in its sole and absolute discretion, may set aside out of any funds of the corporation available for dividends such sum or sums as may be deemed proper as a reserve fund to meet contingencies or may use such funds or any other corporate property for such corporate purposes as the directors may deem advisable. The Board of Directors may modify or abolish any such reserve in its sole and absolute discretion.

    26. Regular Meeting.  The Board of Directors shall hold a regular meeting
        ---------------
following each annual stockholders' meeting. Other regular meetings of the Board of Directors may be held at such time as shall from time to time be determined by the Board of Directors.

    27. Special Meetings.  Special meetings of the Board of Directors may be
        ----------------
called by the President or, if the President is absent or is unable or refuses to act, by any Vice President or by any two directors.

    28. Place.  The Board of Directors may hold its meetings at any place within
        -----
or without the State of Delaware designated from time to time by resolution of the Board or by written consent of all the members of the Board. In the absence of such designation, meetings shall be held at the principal office of the corporation. Any regular or special meeting is valid wherever held if held upon written consent of all of the members of the Board of Directors, given either before or after the meeting and filed with the Secretary of the corporation.

    29. Notice.  Notice of the regular meeting following each annual
        ------
stockholders' meeting is hereby dispensed with. Other regular meetings may be held without notice, provided that notice of any change in the time or place of any such meeting be sent to all of the directors. Notice of each special meeting shall be given to each director on not less than two days' written or oral notice, through any form of written or oral communication. If the address of a director is not shown on the records and is not readily ascertainable, such notice shall be addressed to him or her at the place in which the meetings of the directors are regularly held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of such meeting. Notice of the time and place of holding an adjourned meeting need not be given to the directors absent at the meeting which was adjourned if the time and place of the adjourned meeting was fixed at the meeting which was adjourned.

    30. Meeting Without Regular Call and Notice.  The transactions of any
        ---------------------------------------
meeting of the Board of Directors, however called and noticed or wherever held, are as valid as though had at a meeting duly held after regular call and notice if a quorum is present and if, either before or after the meeting, each of the directors not present signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes thereof, which waiver, consent or approval shall be filed with the corporate records or made a part of the minutes of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the waiver of notice of such meeting. Attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or noticed.

    31. Quorum.  At all meetings of the Board of Directors, a majority of the
        ------
directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, provided that the number constituting a quorum shall be neither less than one-third of the authorized number of directors nor less than two. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present is the act or decision of the Board of Directors, unless a greater number is required by law or the Restated Certificate of Incorporation.

    32. Adjourned Meeting.  In the absence of a quorum a majority of the
        -----------------
directors present may adjourn from time to time but not later than the time fixed for the next regular meeting of the Board.

    33. Action Without Meeting.  Any action required or permitted to be taken by
        ----------------------
the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the board or committee.

        (a) Meetings by Telephone. Unless otherwise restricted by the Restated
            ---------------------
Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

                                    OFFICERS

    34. Titles.  The officers of the corporation shall be a President, a
        ------
Secretary, and a Treasurer, who shall be chosen by the Board of Directors. The Board of Directors may also choose a Chairman of the Board, additional Vice Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Any two or more offices, except those of President and Secretary, may be held by the same person.

    35. Election -- Term of Office -- Vacancies.  The Board of Directors, at
        ---------------------------------------
its regular meeting after each annual meeting of stockholders, shall choose its officers, none of whom except the Chairman of the Board, if any, need be a member of the Board. The officers of the corporation shall hold office until their successors are chosen. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the Board of Directors. The Board of Directors may appoint, at such time or times as the business of the corporation may require, such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

    36. Removal. Any officer elected or appointed by the Board of Directors may
        -------
be removed at any time by the Board of Directors.

    37. Resignation.  Any officer may resign at any time, such resignation to
        -----------
be made in writing and to take effect from the time of its receipt by the corporation, unless some time be fixed in the resignation, and then from that time. The acceptance of a resignation shall not be required to make it effective.

    38. Salaries.  The salaries of all officers of the corporation shall, and
        --------
salaries of employees may, be fixed from time to time by the Board of Directors and may be changed from time to time by it in its discretion.

    39. Power to Sign Documents.  All checks or demands for money and notes of
        -----------------------
the corporation shall be signed by such officer or agent or officers or agents as may be designated from time to time by the Board of Directors.

    40. The President.  The President shall be the chief executive officer of
        -------------
the corporation unless the Board of Directors designates some other officer to serve in such capacity. The President shall preside at all meetings of the stockholders and directors, shall be ex officio a member of the executive and other committees, shall have general and active management of the business of the corporation, shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall exercise such other powers and perform such other duties as shall be determined from time to time by the Board of Directors. If some officer other than the President is designated as the chief executive officer, the officer shall have all of the powers conferred upon the President by these Bylaws to the extent permitted by law, and, in the absence or disability of such other officer, the President shall perform and exercise the duties of chief executive officer. The President or any other officer designated by the Board of Directors at any time is authorized to vote, grant proxies or consents for, or represent all shares of other corporations standing in the name of this corporation and may exercise all rights incident to such shares on behalf of this corporation.

    41. The Vice Presidents.  The Vice Presidents, in the order of their
        -------------------
seniority, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President, and shall perform such other duties as the Board of Directors shall prescribe.

    42. The Secretary.  The Secretary shall have the following powers and
        -------------
duties:

        (a) Record Corporate Proceedings.  The Secretary shall attend all
            ----------------------------
sessions of the Board and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose at the principal office of the corporation or at such other place as the Board of Directors may from time to time determine. The Secretary shall keep at the principal office for the transaction of the business of the corporation the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary.

        (b) Record of Shares.  Unless a transfer agent is appointed by the Board
            ----------------
of Directors to keep a share register, the Secretary shall keep at the principal office of the corporation a share register showing the names of the stockholders and their addresses, the number and class of shares held by each, the number and date of certificates issued for the same, and the number and date of cancellation of every certificate surrendered for cancellation.

        (c) Notices.  The Secretary shall give such notices as may be required
            -------
by law or the Bylaws.

        (d) Additional Powers and Duties. The Secretary shall have the
            ----------------------------
responsibility for the corporation's reporting to various governmental agencies, and such other powers and duties as shall be determined by the Board of Directors.

    43. Assistant Secretaries.  The Assistant Secretaries, in the order of their
        ---------------------
seniority, shall in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary, and shall perform such other duties as the Board of Directors shall prescribe.

    44. The Treasurer. The Treasurer shall have the custody of the corporate
        -------------
funds and securities and shall keep adequate and correct accounts of the corporate properties and business transactions. The Treasurer shall disburse such funds of the corporation as may be ordered by the

Board of Directors, taking proper vouchers for such disbursements, shall render to the President and directors, at regular meetings of the Board of Directors or whenever they may require it, an account of all of his or her transactions as Treasurer and of the financial condition of the corporation, shall have the responsibility for the supervision of the corporation's pension, profit sharing and other employee benefit plans, the overall supervision of the company's insurance program, and shall exercise such other powers and perform such other duties as shall be determined by the Board of Directors.

    45. Assistant Treasurers.  The Assistant Treasurers, in the order of their
        --------------------
seniority, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer, and shall perform such other duties as the Board of Directors shall prescribe.

                                 INDEMNIFICATION

    46. Action, Etc., Other Than by or in the Right of the Corporation.  The
        --------------------------------------------------------------
corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, that such person had reasonable cause to believe that such person's conduct was unlawful.

    47. Actions, Etc. by or in the Right of the Corporation. The corporation
        ---------------------------------------------------
shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

    48. Right to Indemnification.  Notwithstanding the other provisions of these
        ------------------------
Bylaws, to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Bylaws 46 or 47 hereof, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him or her in connection therewith.

    49. Determination of Right to Indemnification.  Any indemnification under
        -----------------------------------------
Bylaws 46 or 47 (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Bylaws 46 or 47 hereof. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

    50. Prepaid Expenses.  Expenses (including attorneys' fees) incurred by an
        ----------------
officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in these Bylaws. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon terms and conditions, if any, as the Board of Directors deems appropriate.

    51. Other Rights and Remedies.  The indemnification and advancement of
        -------------------------
expenses provided by, or granted pursuant to, the other paragraphs of the Bylaws shall not be deemed exclusive of any rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

    52. Insurance.  Upon resolution passed by the Board of Directors, the
        ---------
corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against the person and incurred by the person in any such capacity, or arising out of the person's status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of these Bylaws.

        52.1 Constituent Corporations.  For the purposes of these Bylaws,
             ------------------------
references to 'the corporation' shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under Bylaws 46 to 52 with respect to the resulting or surviving corporation as he or she would have stood with respect to such constituent corporation if its separate existence had continued.

        52.2 Other Enterprises.  For the purpose of these Bylaws, references to
             -----------------
"other enterprises" shall include employee benefit plans and employee stock ownership plans; references to "fines" shall include any excise or other taxes assessed on a person with respect to any employee benefit plan or employee stock ownership plan; references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involved services by, such director, officer, employee or agent with respect to an employee benefit plan or employee stock ownership plan, its participants or beneficiaries; and a person who acted in good faith in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan or employee stock ownership plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in these Bylaws.

        52.3 Scope of Indemnification.  The indemnification and advancement of
             ------------------------
expenses provided by, or granted pursuant, these Bylaws shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

                               AMENDMENT OF BYLAWS

    53. Amendments.  Bylaws may be adopted, amended, or repealed by the vote or
        ----------
written consent of stockholders entitled to exercise a majority of the voting power, or, except as otherwise provided by these Bylaws or by law, by the affirmative vote of a majority of the directors then in office given at any regular or special meeting of the Board of Directors.

                                  MISCELLANEOUS

    54. Facsimile Signature.  In addition to the provisions for the use of
        -------------------
facsimile  signatures  elsewhere   specifically   authorized  in  these  Bylaws,
facsimile  signatures of any officer or
officers of the corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

    55. Corporate Seal.  The Board of Directors may provide a suitable seal,
        --------------
containing the name of the corporation, which seal shall be under the charge of the secretary. If and when so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the treasurer or by the assistant secretary or assistant treasurer.

    56. Reliance Upon Books, Reports, and Records.  Each director, each member
        -----------------------------------------
of any committee designated by the Board of Directors, and each officer of the corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the corporation, including reports made to the corporation by any of its officers, by an independent certified public accountant, or by an appraiser selected with reasonable care.

    57. Fiscal Year.  The fiscal year of the  corporation  shall be fixed by
        -----------
the Board of Directors.

    58. Time Periods.  In applying any provision of these Bylaws which requires
        ------------
that an act be done or not done within a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.

                                      (END)